UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

_____________________

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2015

GLOBAL DEFENSE & NATIONAL SECURITY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36149	46-3134302
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11921 Freedom Drive, Suite 550
Two Fountain Square
Reston, Virginia	20190
(Address of principal executive offices)	(Zip Code)

(202) 800-4333

(Registrant’s telephone number, including area code)

 e

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 20, 2015, Global Defense & National Security Systems, Inc. (the “Company”) received written notice from the Staff of the Listing Qualifications Department (the “Staff”) of The NASDAQ Stock Market LLC (“NASDAQ”) that based on the Company’s continued non-compliance with the minimum round lot shareholder requirement set forth in NASDAQ Listing Rule 5550(a)(3), the Staff determined to delist the Company’s securities unless the Company timely requests a hearing before the NASDAQ Listing Qualifications Panel (the “Panel”).

The Company is seeking a listing extension and has today requested a hearing before the Panel, at which hearing the Company will request an extension within which to complete its plan to evidence compliance with all applicable requirements for continued listing on NASDAQ. The Company’s request for a hearing will stay any delisting action at least pending the outcome of the hearing and any extension granted by the Panel. The Company’s securities will otherwise continue to trade on The NASDAQ Capital Market under the current trading symbol “GDEF” in the interim. The Company continues to work diligently to evidence compliance with all applicable NASDAQ listing criteria; however, there can be no assurance that the Panel will grant the Company’s request for continued listing on NASDAQ.

On May 27, 2015, the Company issued a press release, attached to this Current Report on Form 8-K as Exhibit 99.1, reporting that it had received the notice from Nasdaq.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit 99.1 – Press Release, dated May 27, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL DEFENSE & NATIONAL SECURITY SYSTEMS, INC.

Date: May 27, 2015	By:	/s/ Frederic Cassis
	Name:	Frederic Cassis
	Title:	Secretary

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1	Press Release, dated May 27, 2015